Exhibit 10-6

                                  Microsoft
                              1993/1994 Channel
                                  Agreement

This Agreement ("Agreement") is entered into is of the 1st day of July, 1993 between MICROSOFT CORPORATION ("MS") having its principle place of business at One Microsoft Way, Redmond, WA 98052-6399 and DJ&J SOFTWARE CORPORATION d.b.a. EGGHEAD SOFTWARE ("CUSTOMER") having its principle place of business at 22011 SE 51st Street, Issaquah, WA 98027 .

1.	Definitions

1.1	"Customer Satisfaction Product" is defined us Product returned to
CUSTOMER by its End Users as being unacceptable.

1.2	"Defective Product" is defined as Product containing a
manufacturer's defect in materials or media.

1.3	"Distributor" is defined is any MS customer which purchases MS
Product directly from MS, and distributes said Product to Resellers.

1.4	" End User" is defined as the ultimate consumer of MS Product.

1.5	"Financial Statement" is defined as a Balance Sheet as of the last day of the calendar quarter, and an Income Statement and Statement of Cash Flows for the quarter and year-to-date, containing as much detail as is required in United States Securities and Exchange Commission statements, and prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Any deviation from GAAP in the quarterly statements shall be clearly noted. These settlements must be signed by an officer of CUSTOMER as being representative of the books and accounts of CUSTOMER.

1.6	"Franchisor" is defined as any MS customer which purchases MS
Product directly from MS and distributes said Product to franchisees and affiliates.

1.7	"Obsolete Products" is defined as those MS Products no longer listed on MS' Price List. Prior versions of current MS products are not considered Obsolete Products.

1.8	"Price List" is defined as MS' then current listing of available
MS Products and their associated suggested retail prices.

1.9	"Product" is defined as any MS Stock Keeping Unit ("SKU") listed on MS's current Price List.

1.10	"Product Authorization Category" is defined as one or more defined set of MS Products which is available for resell only from those CUSTOMERs authorized in written by MS.

1.11	"Promotional Product" is defined as MS Products eligible for resale by CUSTOMER for limited time only. Free Product promotions are not considered Promotional Product.

1.12	"Purchase Credit" is defined as credit to CUSTOMER's account with
MS for use toward future purchases of MS Product.

1.13	"Reseller" is defined as any software retailer which purchases MS
Product from MS or a MS authorized Distributor, Franchisor or Rack Jobber.

1.14	"Return Authorization Number" is defined as the unique number assigned to CUSTOMER by MS for the purpose of Product returns from CUSTOMER to MS.

1.15	"Semester" is defined as a six (6) month period.  There are two
(2) semesters in the calendar year: January 1 through June 30, and July 1 through December 31.

1.16	"Inventory Balancing" is defined as the return of eligible MS
Products for the purpose of reducing CUSTOMER's stock of such Products.

1.17	"Warehouse" is defined as CUSTOMERs location(s) for receipt of
Product from MS.

2.	Term of Agreement

2.1	Term

This Agreement shall take effect on the Effective Date and shall continue until June 30, 1994.

2.2	Termination

Either MS or CUSTOMER may terminate this Agreement and/or any amendment hereto at any time, with or without cause, upon thirty (30) days prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement. Rights to payment of money which have accrued prior to termination shall survive termination. Any Products acquired by CUSTOMER pursuant to this Agreement which are in its possession as of the termination of this Agreement shall be distributed by CUSTOMER subject to the restrictions in this Agreement, or may only be returned to MS within sixty (60) days of termination only as authorized herein. CUSTOMER shall make a final report to MS within ninety (90) days of termination of this Agreement. Termination of this Agreement shall automatically terminate any amendments hereto.

3.	CUSTOMER Obligations 3.1 Financial Statements

CUSTOMER will provide to MS' credit management quarterly Financial Statements within forty-five (45) days after the end of each calendar quarter. CUSTOMER financial statements will be used by MS' credit department solely for the purpose of establishing and reviewing CUSTOMER's credit. Financial Statements should be forwarded to attn. Credit Manager, Finance, Microsoft, One Microsoft Way, Redmond, WA 98052-6399.

	3.2	Payment Terms

Payment terms are net ----- (-----) days from the date of MS' invoice, subject to approval of open discount terms by MS. Amounts outstanding over ----- (---
- - --) days may be assessed a finance charge of the then-current prime rate plus two percent (2%) per month or the legal maximum, whichever is less. Failure by CUSTOMER to meet payment terms may result in a hold by MS of all pending CUSTOMER orders.

All invoices from MS shall include CUSTOMER's purchase order number. Invoices shall be sent to CUSTOMER's corporate headquarters as named in the Agreement, attention Accounts Payable, or to any other facility CUSTOMER may designate, provided however, that such designation must be made in writing to MS thirty
(30) days prior to the change.

	3.3	Shipment Shortage Claims

CUSTOMER shall submit all claims for shortages and/or variances in shipments to MS in writing within fifteen (15) days of CUSTOMER's receipt of the shipment. All claims made with respect to freight collect shipments must include written proof of delivery. All such claims not submitted in writing to MS within the fifteen (15) day period shall be deemed waived by CUSTOMER.

	3.4	No Other Product Warranties by CUSTOMER

Neither CUSTOMER nor any of its employees or agents shall have any right to make any other warranties or promises for the use of Product which are not contained in the written warranty document accompanying the Product. CUSTOMER may, however, make representations and give instructions for the use of the Product which are contained on the Product label or container, or End User documentation provided with the manual or MS product literature denoted by a MS part number or authorized in writing by MS.

	3.5	No Alterations of Product

CUSTOMER shall not alter the Products or Product packaging, and shall have no authority to make copies of MS diskettes or documentation. CUSTOMER shall distribute Products to its customers in unopened packages as shipped by MS.

3.6	Use of Trademarks

The appropriate trademark symbol (either "TM" or "*" in a superscript following the Product name) shall be used whenever a Product name is first mentioned in any advertisement, brochure, or other material circulated or displayed by CUSTOMER. MS' current trademark list is attached hereto as Schedule A.

3.7	Authorized Distribution

Products acquired under this Agreement shall be distributed only within the geographic boundaries of the United States. CUSTOMER shall not distribute Products to any one Reseller or End User whom they have reason to believe may re-distribute such Products outside of the United States without the prior written consent of MS.

	3.8	Taxes

CUSTOMER shall be liable for all sales, use, value added, duties, tariffs or other similar taxes of any nature whatsoever associated with the distribution of the Product, and shall indemnify and hold MS harmless from any such taxes.

4.	MS Obligations

4.1	Assistance with Reporting

Upon request, MS shall use best efforts to assist CUSTOMER in data reporting, and will work with CUSTOMER's MIS department to facilitate the data reporting process.

4.2	New Products

MS may elect at any time during the time of this Agreement to announce new products to which the terms and conditions of this Agreement do not apply.
New versions, upgrades, and maintenance releases of existing Products will not be considered new products.

4.3	Inventory Price Protection

During the term of the Agreement, MS shall grant CUSTOMER a price adjustment against Product suggested retail price reductions made by MS, which price reductions are made on an indefinite basis, on all CUSTOMER's inventory. Such price adjustment shall be in the form of a Purchase Credit equal to the difference between the price paid by CUSTOMER for the Product during the ----- (-----) months prior to the price reduction and the reduced price, and shall be paid no later than ----- (-----) days after CUSTOMER provides proof of inventory. Special temporary prices and promotional offerings, which may include price reductions. free goods, or additional discounts, shall not be considered a price reduction to which this section applies.

4.4	No Warranties for Products Not Manufactured by MS

MS makes no warranties as to items distributed under a third party name, copyright, trademark or trade name which may be included within the retail package of a Product sold hereunder. To the extent permitted by its contract with the supplier of such included item, MS shall assign to CUSTOMER any rights that MS may have under such supplier's warranty.

4.5	Audits

MS may audit the applicable records of CUSTOMER as is reasonable to verify CUSTOMER's compliance with the terms of this Agreement. CUSTOMER shall promptly correct any efforts and omissions disclosed by such audit. Any audit will be conducted during CUSTOMER's normal business hours in such a manner as not to unreasonably interfere with CUSTOMER's normal business activities.

5.	CUSTOMER and MS Obligations 5.1 Order Processing

CUSTOMER shall order Products from MS by written or electronically transmitted purchase order. All orders by CUSTOMER shall be in Master Pack quantities only. MS shall have five business days from receipt to reject any purchase order. MS shall fulfill unconditional written or electronic purchase orders from CUSTOMER, subject to CUSTOMER's credit limits and approved Average Payment Days ("APD") guidelines as determined by MS.

5.2	Defective Product Returns and Product Warranty

CUSTOMER shall allow its customers to exchange Defective Products within the warranty periods provided for by MS provided that the customer has complied with the applicable Product warranty. CUSTOMER shall submit a request for authorization to return defective Products summarizing the quantities of each Product to be returned. Upon verification of meeting Defective Product return terms, MS shall issue a return authorization, which shill expire ----- (-----) days from the due of issue.

MS shall provide CUSTOMER with a Purchase Credit or replacement for all defective Products returned to MS. Defective Product returns shall be limited to ----- percent (-----%) of CUSTOMER's average monthly net purchases for the
- - ----- (-----) months prior to the return. Only current versions of MS Product shall be eligible for return under this section. Defective Product shall, at MS' sole discretion, be destroyed at CUSTOMER locations, or returned to MS.
All Defective Products returned to MS shall be shipped freight prepaid by CUSTOMER in cartons clearly marked with the Return Authorization Number and a packing slip affixed to the carton. MS shall pay freight costs for shipment of replacement Products from MS to CUSTOMER. CUSTOMER shall be subject to inspection fee equivalent to ----- percent (-----%) and a restocking charge equivalent to ----- percent (-----%) of the then current CUSTOMER price for each returned Product which CUSTOMER asserts is defective but which is found by MS to conform to the warranties made herein. Such inspection fee shall be waived for those Products destroyed pursuant to the terms of MS' current onsite destruction return policy. At CUSTOMER's discretion, non-defective
Product will be returned to CUSTOMER, or will be included in CUSTOMER's normal inventory balancing.

MS may at its sole discretion, issue a manufacturer's recall for any MS Product inadvertently released with significant defects.

MS warrants its software and hardware Products to End Users as defined in the written limited warranty document accompanying each Product. MS will accept all Products returned by End Users for failure to meet the written limited warranty which are processed by CUSTOMER provided that: (i) written notice of the End User warranty claim is received by MS from CUSTOMER within thirty (30) days of CUSTOMER's receipt of such claim from the End User (ii) after MS' authorization, the non-conforming" Products are returned by CUSTOMER to MS, freight charges prepaid; and (iii) after examination, MS determines to its satisfaction that the Products are nonconforming. All replacement Products are delivered subject to the terms of the MS limited product warranty. CUSTOMER's sole remedy and MS' sole obligation under this Section 4.4 shall be, at MS' election, replacement of the returned Product or issuance oft Purchase Credit to CUSTOMER's account. THE ABOVE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON MS' PART.

5.3	Marketing Funds

Periodically, MS may allow CUSTOMER to participate in programs which provide the opportunity to earn marketing funds. CUSTOMER's participation in such programs shall be governed by CUSTOMER's then current Microsoft Rebate and Marketing Fund Agreement, and Microsoft's Marketing Fund Guidelines.

5.4	Rebates

Periodically, MS may allow CUSTOMER to participate in programs which provide the opportunity to earn rebates as described in CUSTOMER's current Microsoft Rebate and Marketing Fund Agreement.

6. 	Patent, Copyright and Trademark Infringement

MS shall defend and pay the amount of any final adverse judgment against CUSTOMER, or settlement to which MS has consented, resulting from claims of infringement of any United States patent, copyright, trademark and/or service mark with respect to a Product, provided that the Product has not been altered, and provided further that MS is notified promptly in writing of such a claim and has sole control over its defense or settlement and CUSTOMER provides reasonable assistance in the defense of the same.

7.	Limitation of Liability

Neither MS nor anyone else who has been involved in the creation, production, or delivery of the Products which are the subject of this agreement shall be liable for any indirect, consequential or incidental damages (including damages for loss of business profits, business interruption, loss of business information, and the like) arising out of the use or inability to use the products even if MS has been advised of the possibility of such damages.

8.	Delay in Performance

Neither party shall be liable for failure or delay in the performance of any of its obligations under this Agreement, except obligations for the payment of money, if such delay or failure is caused by circumstances beyond the control of the party affected. Strikes or other labor difficulties which are not capable of being terminated on terms acceptable to the party affected shall not be considered circumstances within the control of such party. In the event of Product shortages, MS shall have the right to allocate available supplies of the Products in its sole discretion.

9. 	No Waiver

None of the provisions of this Agreement shall be deemed to have been waved by any act or acquiescence on the part of MS, CUSTOMER or their respective agents or employees, but may be waved only by an instrument in writing signed by an authorized officer of the waiving party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.

10. 	No Partnership or Agency

Nothing in this Agreement shall be deemed to create or constitute a partnership, joint venture, agency, or contract of employment between MS and CUSTOMER.

11.	Attorney's Fees; Governing Law

In the event an action is commenced to enforce a party's rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington. CUSTOMER consents to nonexclusive jurisdiction and venue in King County, Washington.

12.	Entire Agreement

This Agreement and all attached Amendments and Schedules constitute the entire agreement between MS and CUSTOMER, and supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof. Any representations, promises, or conditions in connection therewith not in writing signed by both parties shall not be binding upon either party. This Agreement shall control over any provisions in purchase orders which are inconsistent with this Agreement.

13.	U.S. Government Restricted Rights

Any Product which CUSTOMER distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government"), are provided to CUSTOMER with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.2277013, or is set forth in the particular department or agency regulations or rules which provide MS protection equivalent to or greater than the above-cited clause. CUSTOMER shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the Product software, Product documentation, and any license agreement used in connection with the distribution of the Product. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond. Washington 98052-6399. Under no circumstances shall MS be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing date or cost accounting requirements. For any distribution or license of the Product that would require compliance by MS with Governmental requirements relating to cost or pricing data or cost accounting requirements, CUSTOMER must obtain an appropriate waiver or exemption from such requirements for the benefit of MS from the appropriate Governmental authority before the distribution and/or license of the Product to the Government.

14.	Confidentiality

CUSTOMER and MS expressly undertake to retain in confidence the terms and conditions of this Agreement. and all information and know-how transmitted and make no use of such information and know-how except under the terms and during the existence of this Agreement. CUSTOMER and MS shall guarantee and ensure its employees' compliance with this paragraph. CUSTOMER's and MS's obligations under this paragraph shall survive any termination of this Agreement and shall extend to the earlier of such time as the information is public domain or five (5) years following the termination of this Agreement.

15.	No Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that CUSTOMER and MS may not assign its rights or obligations under this Agreement in any way without the prior written consent of the other party.

16.	Notices

All notices sent by MS and CUSTOMER regarding termination or breach of this Agreement shall be sent to the other party via certified mail, return receipt requested, or via overnight courier service (e.g. Federal Express, DHL, etc.).


IN WITNESS WHEREOF, the parties have signed this Agreement on the dates indicted below. This Agreement is not binding until executed by MS.



MICROSOFT CORPORATION ("MS")	             DJ&J SOFTWARE CORPORATION d.b.a.
	                                         EGGHEAD SOFTWARE ("CUSTOMER")

By:                                      	By:
Name (please print)	                      Name (please print)
Title	                                    Title

Date	                                     Date


                                Schedule A
                            MS Trademark List
Product Name	                                      Environment Line
Microsoft Access*	                                 for WindowsTM
Microsoft Access* Distribution Kit	                for WindowsTM
Microsoft Access* Exploration Kit	                 for WindowsTM
Microsoft* Aircraft & Scenery Designer	            for MS-DOS*
Microsoft* BallPoint*	                             (none)
Microsoft* BallPoint* with QuickPortTM Connection	 (none)
Microsoft* Basic	                                  for Macintosh*<F1>
Microsoft* Basic	                                  for UNIX*
Microsoft* Basic	                                  for MS-DOS*
Microsoft* Basic	                                  for OS/2*<F2>
Microsoft* Bookshelf*	                             for MS-DOS*
Microsoft* Bookshelf*	                             for WindowsTM
Microsoft* C	                                      for MS-DOS*
Microsoft* C/C++	                                  for MS-DOS*
Microsoft* C Developers Toolkit	                   for MS-DOS*
Microsoft* Chart	                                  for MS-DOS*
Microsoft* Chart	                                  for Macintosh*
Microsoft* CinemaniaTM	                            for WindowsTM
Microsoft* COBOL	                                  for UNIX*
Microsoft* COBOL	                                  for MS-DOS*
Microsoft* COBOL	                                  for OS/2*
Microsoft* CodeView*	                              for MS-DOS*
Microsoft* CodeView*	                              for WindowsTM
DCA*<F3> /Microsoft* Communications Server
	(aka DCA*/Microsoft* Comm Server)	                Networking Series
DCA*/Microsoft* Communications Workstation	        Networking Series
Microsoft* Developer's System	                     Networking Series
Microsoft* EncarataTM	                             for WindowsTM
Microsoft* Entertainment Pack	                     for WindowsTM
Microsoft* Excel	                                  for Macintosh*
Microsoft* Excel	                                  for MS-DOS*
Microsoft* Excel	                                  for OS/2*TM
Microsoft* Excel	                                  for WindowsTM
Microsoft* Excel	                                  for WindowsTM on CD-ROM
Microsoft* Excel Macro Programming Courseware	     for WindowsTM
Microsoft* File	                                   for Macintosh*
Microsoft* Flight Simulator*<F4>                   for MS-DOS*
Microsoft* Flight Simulator*	                      for Macintosh*
Microsoft* FORTRAN	                                for UNIX*
Microsoft* FORTRAN	                                for MS-DOS*
Microsoft* FORTRAN	                                for OS/2*
Microsoft* FORTRAN Powerstation	                   for MS-DOS*
Microsoft* FoxBASE+*	                              for Macintosh*

[FN]
<F1> 	Macintosh is a registered trademark of Apple Computer, Inc.
<F2> 	OS/2 is a registered trademark of International Business Machines
      Corporation.
<F3> 	DCA is a registered trademark of Digital Communications Associates.
<F4> 	Flight Simulator is a registered trademark of Bruce Artwick.

                                   Schedule A
                               MS Trademark List
Product Name	                                     Environment Line
Microsoft* FoxPro*	                               for MS-DOS*
Microsoft* FoxPro*	                               for WindowsTM
Microsoft* Game Shop	                             for MS-DOS*
Microsoft* Golf	                                  for WindowsTM
Microsoft* GW-BASIC*	                             for MS-DOS*
Microsoft* GW-BASIC*	                             for MS-DOS*
Microsoft* Hewlett-Packard*<F5> Font Pack	        for WindowsTM
Microsoft* HG Translator	                         (none)
Microsoft* InPort*	                               for MS-DOS*
Microsoft* LAN Manager	                           Networking Series
Microsoft* LAN Manager for UNIX*<F6>	             Networking Series
Microsoft* LAN Manager Network Device Driver Kit 	Networking Series
Microsoft* LAN Manager Remote Access Service	     Networking Series
Microsoft* LAN Manager Services for Macintosh*	   Networking Series
Microsoft* LAN Manager Sockets Development Kit	   Networking Series
Microsoft* LAN Manager TCP/IP Utilities	          Networking Series
Microsoft* LAN Manager Toolkit for Visual
  BasicTM                                        	Networking Series
Microsoft* Learning MS-DOS*	                      for MS-DOS*
Microsoft* Macro Assembler	                       for MS-DOS*
Microsoft* Macro Assembler	                       for OS/2*
Microsoft* Mail	                                  AppleTalk<F7> and
                                                    compatible
	                                                   networks
Microsoft* Mail	                                  PC Networks
Microsoft* MAS	                                   for MS-DOS*
Microsoft* Modular WindowsTM
Microsoft* Modular WindowsTM Software
  Development Kit	                                for WindowsTM
Microsoft* Mondrian*	                             for MS-DOS*
Microsoft* Money	                                 for WindowsTM
Microsoft* Mouse                                 	(none)
Microsoft* MS-DOS*
Microsoft* MS-DOS* 5 Upgrade
Microsoft* MS-DOS* 6
Microsoft* MS-DOS* CD-ROM Extensions	             CD-ROM Series
Microsoft* MS-DOS* Manager	                       for MS-DOS*
Microsoft* MS-DOS* QBasicTM	                      for MS-DOS*
Microsoft* MS-DOS* Shell	                         for MS-DOS*
Multimedia Beethoven:  The Ninth Symphony	        for WindowsTM on CD-ROM
Microsoft* Multimedia Development Kit	            for WindowsTM
Microsoft* Multimedia Viewer	                     for WindowsTM
Microsoft* Multiplan*	                            for Macintosh*
Microsoft* Multiplan*	                            for MS-DOS*
Microsoft* Multiplan*	                            for OS/2*
Microsoft* Musical Instruments	                   for WindowsTM

[FN]
<F5> 	Hewlett-Packard is a registered trademark of Hewlett-Packard Company.
<F6> 	UNIX is a registered trademark of UNIX Systems Laboratories.
<F7> 	AppleTalk is a registered trademark of Apple Computer, Inc.

                                 Schedule A
                              MS Trademark List
Product Name	                                    Environment Line
Microsoft* Networks	                             for MS-DOS*
Microsoft* Networks	                             for UNIX*
The Microsoft* Office	                           for Macintosh*
The Microsoft* Office	                           for WindowsTM
The Microsoft* Office	                           for WindowsTM on CD-ROM
The Microsoft* Office	                           for Macintosh* on CD-ROM
Microsoft* OnCall	                               (none:  miscellaneous)
Microsoft* OnLine	                               (none:  miscellaneous)
Microsoft* OnLine for WindowsTM	                 (none:  miscellaneous)
Microsoft* Open EIS Pak	                         for WindowsTM
Microsoft* Open EIS Pak                         	for Macintosh*
Microsoft* Operating System/2*
	(aka MS* OS/2*, Microsoft* OS/2*)
Microsoft* Original Mouse	                       (none)
MS* OS/2* LADDR Development Kit	                 for OS/2*
Microsoft* OS/2* LAN Manager Network
  Device Driver Kit	                             for OS/2*
Microsoft* OS/2* Presentation
  Manager*<F8> Softset 	                         for OS/2*
Microsoft* OS/2* Presentation Manager* Toolkit	  for OS/2*
MS* OS/2* Software Development Kit	              for OS/2*
Microsoft* PaintbrushTM<F9>	                     for MS-DOS*
Microsoft* Pascal	                               for MS-DOS*
Microsoft* Pascal	                               for OS/2*
Microsoft* Pascal	                               for UNIX*
Microsoft* PC Paintbrush*<F10>                  	for WindowsTM
Microsoft* PowerPoint*	                          for Macintosh*
Microsoft* PowerPoint*	                          for MS-DOS*
Microsoft* PowerPoint*	                          for WindowsTM
Microsoft* Presentation Manager*/X	              for UNIX*
Microsoft* Productivity Pack	                    for WindowsTM
Microsoft* Professional Advisor Library Kit	     for MS-DOS*
Microsoft* Professional Advisor Library Kit	     for OS/2*
Microsoft* Professional Toolkit for
  Visual BasicTM	                                for WindowsTM
Microsoft* Profit	                               for WindowsTM
Microsoft* Programmer's Library	                 CD-ROM Series
Microsoft* Project	                              for Macintosh*
Microsoft* Project	                              for MS-DOS*
Microsoft* Project	                              for WindowsTM
Microsoft* Publisher	                            for WindowsTM
Microsoft* Publisher Design Pack	                for WindowsTM
Microsoft* Quick AssemblerTM	                    for MS-DOS*
Microsoft Quick BasicTM	                         for Macintosh*
Microsoft Quick BasicTM	                         for MS-DOS*
Microsoft Quick BasicTM Interpreter             	for MS-DOS*

[FN]
<F8>  	Presentation Manager is a registered trademark of International Business
       Machines	Corporation.
<F9>  	Paintbrush is a trademark of ZSoft Corporation.
<F10> 	PC Paintbrush is a registered trademark of ZSoft Corporation.

                                 Schedule A
                             MS Trademark List
Product Name	                                    Environment Line
Microsoft* QuickC*	                              for MS-DOS*
Microsoft* QuickC*	                              for WindowsTM
Microsoft* QuickC* Compiler with
  QuickAssemblerTM	                              for MS-DOS*
Microsoft* QuickPascal*	                         for MS-DOS*
Microsoft* Schedule+	                            for Macintosh*
Microsoft* Schedule+	                            for WindowsTM
Microsoft* Small Business Consultant	            CD-ROM Series
Microsoft* Soft/Print	                           (none: miscellaneous)
Microsoft* SoundBitsTM	                          for WindowsTM
Microsoft* SQL Administrator for WindowsTM	      Networking Series
Microsoft* SQL Bridge	                           Networking Series
Microsoft* SQL Server	                           Networking Series
Microsoft* SQL Server Programmer's Toolkit	      Networking Series
Microsoft* SQL Server Software Development Kit	  for Windows NTTM
Microsoft* Stat Pack	                            CD-ROM Series
Microsoft* Support Advantage Service	            (none)
Microsoft* System V/386 Release 3.2	             for UNIX*
Microsoft* Test	                                 for WindowsTM
Microsoft* TrueImageTM	                          (none: miscellaneous)
Microsoft* TrueType*<F11> Font Pack	             for WindowsTM
Microsoft* TrueType* Font Pack 2	                for WindowsTM
Microsoft* Video	                                for WindowsTM
Microsoft* Visual BasicTM	                       for MS-DOS*
Microsoft* Visual BasicTM                       	for MS-DOS*
Microsoft* Visual BasicTM	                       for WindowsTM
Microsoft* Visual BasicTM	                       for WindowsTM
Microsoft* Visual BasicTM with Professional
  Toolkit	                                       for WindowsTM
Microsoft* Visual C++TM	                         for WindowsTM
Microsoft* Visual C++TM	                         for WindowsTM
Microsoft* Visual Control Pack	                  for WindowsTM
Microsoft* Visual Tool Suite	                    for WindowsTM
Microsoft* Win32TM	                              for WindowsTM
Microsoft* Win32sTM	                             for WindowsTM
Microsoft* WindowsTM	                            for MS-DOS* (version 3.0)
Microsoft* WindowsTM/286	                        for MS-DOS*
Microsoft* WindowsTM/386	                        for MS-DOS*
Microsoft* WindowsTM & MS-DOS* 5
  for IBM*<F12> PS/2*<F13>
Microsoft* WindowsTM & MS-DOS* 5 Upgrade
Microsoft* WindowsTM Device Driver Kit	          for MS-DOS*
Microsoft* WindowsTM for OS/2* Development Kit  	for MS-DOS*
Microsoft* WindowsTM for OS/2* Development Kit  	for OS/2*
Microsoft* WindowsTM for Workgroups	             for WindowsTM

[FN]
<F11> 	TrueType is a registered trademark of Apple Computer, Inc.
<F12> 	IBM is a registered trademark for International Business Machines
       Corporation.
<F13> 	PS/2 is a registered Trademark of International Business Machines
       Corporation.

                                Schedule A

                            MS Trademark List
Product Name	                                    Environment Line
Microsoft* WindowsTM Libraries for OS/2*
  Development Kit	                               for MS-DOS*
Microsoft* WindowsTM Libraries for OS/2*
  Development Kit	                               for OS/2*
Microsoft* WindowsTM Printing System	            for WindowsTM
Microsoft* WindowsTM Software Development Kit	   for MS-DOS*
Microsoft* WindowsTM Sound System	               for WindowsTM
Microsoft* WinLogin	                             for WindowsTM
Microsoft* Word	                                 for Macintosh*
Microsoft* Word	                                 for MS-DOS*
Microsoft* Word	                                 for WindowsTM
Microsoft* Word	                                 for OS/2*
Microsoft* Word for WindowsTM & Bookshelf,
	Multimedia Edition*	                            for WindowsTM
Microsoft* Works	                                for Macintosh*
Microsoft* Works	                                for MS-DOS*
Microsoft* Works	                                for WindowsTM
Microsoft* Works, Multimedia Edition	            for WindowsTM on CD-ROM
Microsoft* Write	                                for Macintosh*
Microsoft* XENIX* System V/286	                  for UNIX*
Microsoft* XENIX* System V/386	                  for UNIX*
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